AMENDED AND RESTATED LEASE TERMINATION AGREEMENT

THIS AMENDED AND RESTATED LEASE TERMINATION AGREEMENT (“Termination Agreement”) is made as of the 20th day of October, 2004, by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and SILICON VALLEY BANK, a California banking corporation (“Tenant”).

RECITALS:

A.                                   Landlord (as successor in interest to EOP-Lake Marriott Business Park, L.L.C.) and Tenant are parties to that certain lease dated as of June 8, 2000 (“Original Lease”), which Original Lease has been previously amended by instrument dated April 10, 2001 (collectively, the “Lease”) relating to approximately 56,448 rentable square feet (the “Premises”), consisting of the entire 1st and 2nd floors of the building commonly known as 5101 Patrick Henry located at 5101 Patrick Henry Drive, Santa Clara, California (the “Building”).

B.                                     Landlord and Tenant entered into that certain Lease Termination Agreement dated as of September 15, 2004 (the “Original Termination Agreement”).  By entering into this Termination Agreement, Landlord and Tenant desire to amend and restate the Original Termination Agreement.

C.                                     The term of the Lease is scheduled to expire on May 31, 2005 (the “Stated Termination Date”), and Tenant desires to amend and to ultimately terminate the Lease on a date which may be other than the Stated Termination Date.  Landlord has agreed to such amendment and modification on the terms and conditions contained in this Termination Agreement.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Amendment.  Retroactively effective as of August 1, 2004, the schedule of Base Rent contained in the Lease with respect to the Premises is deleted, and the following is substituted therefor:

Months of Term or Period	Annual Rate Per Square Foot	Monthly Base Rent
8/1/04-The Vacation Date (as defined below)	$11.22	$52,778.88

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as hereby amended.

Notwithstanding anything in this Termination Agreement to the contrary, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Termination Agreement, in the amount of $52,778.88 per month for August and September 2004.  The maximum total amount of Base Rent abated with respect to the Initial Premises in accordance with the foregoing shall equal $105,557.76 (the “Premises Abated Base Rent”).  Only Base Rent with respect to the Premises shall be abated pursuant to this Section, as more particularly described herein, and all additional rent and other costs and charges specified in the Lease, as hereby amended, shall remain as due and payable pursuant to the provisions of the Lease, as amended.

2.                                       Termination.  Effective as of the date  (the “Revised Termination Date”) Tenant shall vacate and surrender to Landlord possession of the Premises in accordance with the terms and conditions of this Termination Agreement, but in no event prior to May 31, 2005 and in no event after December 31, 2005 (the “Vacation Date”) and subject to the agreements, representations, warranties and indemnities contained in this Termination Agreement (including delivery to Landlord of the Cafeteria Reimbursement as defined in Section 13 below), the Lease is terminated as of such date and the Term of the Lease shall expire with the same force and effect as if the Term was, by the provisions thereof, fixed to expire on the Revised Termination Date.

This Termination Agreement is contingent upon Landlord entering into a new lease (“New Agreement”) which New Agreement shall be dated for reference purposes on or about the date of this Termination Agreement, and shall be with Tenant to lease space located at 3001, 3003 and 3101 Tasman Drive, Santa Clara, California.  If the New Agreement has not been executed by Tenant and delivered to Landlord, along with any deposits, letters of credit and certificates of insurance delivered to Landlord by Tenant as required by the New Agreement, on or before 5 days following the date of this Termination Agreement, then Landlord may terminate this Termination Agreement by providing written notice thereof to Tenant and, in such event, this Termination Agreement shall be null and void and of no force or effect and the Lease shall continue in full force and effect as if this Termination Agreement had not been executed.

3.                                       The terms and conditions of the Lease (including, without limitation, Tenant’s obligation to pay to Landlord Base Rent and all other sums due from Tenant pursuant to the terms and conditions of the Lease, as amended hereby) shall remain in full force and effect through the Revised Termination Date.  Effective as of the Revised Termination Date, and subject to the agreements, representations, warranties and indemnities made by Landlord and contained in this Termination Agreement, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises, and Tenant forever releases and discharges Landlord from any obligations to be observed and performed by Landlord under the Lease after the Revised Termination Date, provided that Landlord has satisfied, performed and fulfilled all of the agreements set forth in this Termination Agreement except to the extent expressly provided herein, and each of the representations and warranties made by Landlord in this Termination Agreement are true and correct.

4.                                       Subject to the agreements, representations, warranties and indemnities contained in this Termination Agreement, Landlord agrees to accept the surrender of the Lease and the Premises from and after the Revised Termination Date and, effective as of the Revised Termination Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Lease after the Revised Termination Date, provided that Tenant has satisfied, performed and fulfilled all of the agreements set forth in this Termination Agreement, and each of the representations and warranties set forth in Section 7 below are true and correct.

5.                                       With respect to the releases set forth in Sections 3 and 4 above, the parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542 which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.

6.                                       On or prior to the Revised Termination Date, Tenant shall:

(a)                                  Fulfill all covenants and obligations of Tenant under the Lease applicable to the period prior to and including the Revised Termination Date.

(b)                                 Completely vacate and surrender the Premises to Landlord in accordance with the terms of the Lease and this Termination Agreement, provided, however, that Tenant shall not be required to remove from the Premises Cabling so long as the same is intact and reusable as reasonable determined by Landlord and further, so long as Tenant delivers to Landlord the Cafeteria Reimbursement (as defined in Section 13 below) in accordance with the terms and conditions of this Termination Agreement, Tenant shall not be obligated to restore the cafeteria portion of the Premises to an office configuration.  Notwithstanding the foregoing, Tenant shall remove all kitchen and food preparation equipment and other personalty, including the refrigerator, from the Premises, and perform any repairs necessitated by the installation and/or removal thereof, prior to the Revised Termination Date.  Without limitation, Tenant shall leave the Premises in a broom-clean condition and free of all movable furniture and equipment and shall deliver the keys to the Premises to Landlord or Landlord’s designee.  Tenant shall remove the Canopy and fill all holes made in connection therewith at its sole cost and expense and to Landlords’ reasonable satisfaction.

7.                                       Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant’s interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant’s interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with Tenant’s occupancy of the Premises; (d) no other person or entity has an interest in Tenant’s interest in the Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material entered into by or on behalf of Tenant and no work has been done or is being done in, to or about the Premises by or on behalf of Tenant which has not been fully paid for and for which appropriate waivers of mechanic’s liens have not been obtained.  The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of the Revised Termination Date.

Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Termination Agreement on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Termination Agreement is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

8.                                       Notwithstanding anything in this Termination Agreement to the contrary, Tenant shall remain liable for all of its obligations as Tenant under the Lease arising prior to the Revised Termination Date, including, without limitation, all year-end adjustments with respect to Tenant’s Pro Rata Share of the total amount of Expenses and Taxes for that portion of the calendar year up to and including the Revised Termination Date.  Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

9.                                       Articles XIV, IVE and XVI of the Original Lease shall survive the termination of the Lease pursuant to the terms of the Original Lease.

10.                                 Each signatory of this Termination Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

11.                                 This Termination Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors, assigns and related entities.

12.                                 Intentionally Omitted.

13.                                 As a condition precedent to Landlord entering into this Termination Agreement, Tenant shall, no later than 30 days prior to the Revised Termination Date, pay to Landlord the sum of $100,000.00 (the “Cafeteria Reimbursement”) to reimburse Landlord for the cost of restoring the cafeteria portion of the Premises to an office configuration consistent with the remainder of the Premises and as reasonably acceptable to Landlord.  The Cafeteria Reimbursement shall be in full satisfaction of Tenant’s obligation to remove the Cafeteria and restore the Premises to pay for such removal and restoration.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Termination Agreement on the day and year first above written.

LANDLORD:

CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

		By:	/s/ JOHN W. PETERSEN

		Name:	John W. Petersen

		Title:	Regional Senior Vice President

TENANT:

SILICON VALLEY BANK, a California banking corporation

By:	/s/ JACK JENKINS-STARK
Name:	Jack Jenkins-Stark
Title:	Chief Financial Officer

By:	/s/ MARC VERISSIMO
Name:	Marc Verissimo
Title:	Chief Strategy and Risk Officer

Tenant’s Tax ID Number (SSN or FEIN)